OCCUPANCY AGREEMENT

      3808 Towne Crossing Boulevard, Mesquite, TX ("Leased Premises")
          AEI Real Estate Fund XVI Limited Partnership
          AEI Real Estate Fund XVII Limited Partnership



           THIS AGREEMENT, effective as of February 17, 2000, by and between AEI Real Estate Fund XVI Limited Partnership and
     AEI Real Estate Fund XVII Limited Partnership ("Lessor") and
     Nick Mehmeti and Duncan Burch ("Buyers").

           Whereas Buyers and Lessor have entered into a Purchase Agreement for the Leased Premises, subject to a Lease
     (attached hereto dated effective as of March 15, 1997 by and between Texas Sports City Cafe', LTD. and Lessor, which Lease is currently in default; and

           Whereas,  Buyers  wish to use and  occupy  the  Leased
     Premises  during  their  due  diligence  period  under   the
     Purchase Agreement and have in fact been so occupying the Leased Premises since February 17, 2000;

           Now, therefore, the parties hereto wish to evidence their respective understanding and expectation arising out of Buyers use and occupancy of the Leased Premises.

     1. Buyer will immediately obtain insurance on the Leased Premises in the amounts and under the terms specified by the Lease as if Buyers were the Lessee thereunder, and will provide Lessor with a binder to prove it. Insurance must be maintained while the Buyer is occupying the Leased Premises.

     2. Buyer will pay $6,000 per month due and payable on the 15th of every month for each month or portion thereof Buyer is in occupancy of the Leased Premises. The rent will be pro-rated for February from Thursday, February 17, 2000. Rent is due in advance on the fifteenth of each month.

     3. Taxes will be paid by Buyer while occupying our site. Taxes will be pro-rated beginning Thursday, February 17, 2000 to the date of sale or termination of Buyer's occupancy of the Leased Premises, whichever is earlier. The pro-rated taxes will be due and payable at closing, or upon termination of the Buyer's occupancy of the Leased Premises.

     Buyer is responsible for all utilities and maintenance of the Leased Premises under the same terms and conditions as set forth in the Lease from Thursday, February 17, 2000 until the date Buyer purchases the Leased Premises or vacates the Leased Premises.

     Buyer  acknowledges and agrees that Buyer's  rights  to  use and occupancy of the Leased Premises are subject to the Lease, and the assertion of Lessee's rights thereunder, over which Lessor has no control. While the Lease is in default, and Buyer is in compliance with the terms hereof, Lessor shall make no efforts to terminate the Lease nor terminate Buyer's right to occupancy, subject to the terms hereof. However, termination of the Purchase Agreement shall operate to terminate this Occupancy Agreement, and a default under this Occupancy Agreement by Buyer shall be grounds for termination of the Purchase Agreement.



     Nothing herein shall grant Buyers any rights to the Leased Premises except as set forth herein, or in the Lease, nor shall Lessor be obligated to Buyers or be deemed to have made any representations to Buyers respecting the Leased Premises, except as set forth herein or in the Purchase Agreement.




Executed As of March 29, 2000       Executed As of March 29, 2000


/s/ Nick Mehmeti                         /s/ Duncan Burch
    Nick Mehmeti                             Duncan Burch


Executed As of April 5, 2000


AEI Real Estate Fund XVI Limited Partnership

By:  AEI Fund Management XVI, Inc.

     By:/s/ Robert P Johnson
            Robert P. Johnson, President


Executed As of April 5, 2000

AEI Real Estate Fund XVII Limited Partnership

By:  AEI Fund Management XVII, Inc.

     By:/s/ Robert P Johnson
            Robert P. Johnson, President



Occupancy Agreement, Mesquite, Tx.